Exhibit 99.1

TerraForm Power Announces Reports 2015 Financial Results and Files Form 10-K

BETHESDA, Md., Dec. 5, 2016 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”), a global owner and operator of clean energy power plants, today reported 2015 financial results and filed its Form 10-K for 2015 with the Securities and Exchange Commission. The Form 10-K for 2015 is available on the Investors section of TerraForm Power’s website at www.terraformpower.com and a printed copy of the report may be requested free of charge by sending a request to TerraForm Power at 7550 Wisconsin Ave., 9th Fl., Bethesda, MD 20814.

“We are pleased to take this important step toward regaining regulatory compliance,” said Peter Blackmore, Chairman and Interim CEO of TerraForm Power. “Our board of directors and management team continue to take actions to strengthen TerraForm Power and position it for success. We remain committed to maximizing value for all shareholders.”

Strategic Alternatives

As announced on September 19, 2016, TerraForm Power is exploring strategic alternatives. Working with SunEdison and its stakeholders, the Company has a well-defined process and timeline and has asked bidders to provide firm pricing by a defined date in early January 2017, with binding bids due shortly thereafter. The Company’s board of directors will then consider binding bids and, if appropriate, recommend one of the bids for approval by shareholders.

4Q 2015 and FY 2015 Results: Key Metrics

	4Q 2015	4Q 2014	% change YoY	2015	2014	% change YoY
MW (net) in operation at end of period	2,931	928	216%	2,931	928	216%
Capacity Factor	22.9%	14.3%	860 bps	22.3%	16.5%	580 bps
MWh (000s)	1,069	266	302%	3,462	722	379%
Adj. Revenue / MWh	$100	$162	-38%	$135	$181	-25%

Revenue, net ($M)	$106	$43	147%	$470	$127	269%
Adj. Revenue ($M)	$107	$43	149%	$467	$131	257%
Net Income / (Loss) ($M)	$(156)	$(63)	—	$(208)	$(82)	—
Adj. EBITDA ($M)	$72	$34	110%	$358	$109	229%
Adj. EBITDA margin	67.1%	79.6%	(1,240) bps	76.6%	83.4%	(670) bps

Unrestricted Cash ($M) at end of period	$627	$469	34%	$627	$469	34%

As previously disclosed in the Company’s current reports on Form 8-K and described more fully in the Form 10-K for 2015, as of December 31, 2015, the Company did not maintain an effective control environment based on certain identified material weaknesses. Notwithstanding such material weaknesses, our management concluded that our consolidated financial statements in the Form 10-K for 2015 present fairly, in all material respects, the Company’s financial position, results of operations and cash flows as of the dates, and for the periods presented, in conformity with generally accepted accounting principles. The audited financial statements for the year ended December 31, 2015 include a going concern explanatory note.

Investor Conference Call

We will host an investor conference call and webcast to discuss our 4Q 2015 and FY 2015 results.

Date:            Thursday, December 15
Time:             4:30 pm ET

US Toll-Free #:         1 (844) 464-3938
International #:         1 (765) 507-2638
Code:             52830395
Webcast:         http://edge.media-server.com/m/p/8d4k4zv8

The webcast will also be available on TerraForm Power's investor relations website: www.terraformpower.com.
A replay of the webcast will be available for those unable to attend the live webcast.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the SunEdison Bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that most of our directors and executive officers are also directors and executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted Revenue

Adjusted Revenue is a supplemental non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider representative of our core business or future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by non-operating, unusual or non-recurring items.

Contacts:

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449

TERRAFORM POWER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2015	2014
Operating revenues, net	$469,506	$127,156
Operating costs and expenses:
Cost of operations	70,468	10,630
Cost of operations - affiliate	19,915	8,063
General and administrative expenses	55,811	20,984
General and administrative expenses - affiliate	55,330	19,144
Acquisition and related costs	49,932	10,177
Acquisition and related costs - affiliate	5,846	5,049
Loss on prepaid warranty - affiliate	45,380	—
Depreciation, accretion and amortization expense	161,310	41,280
Formation and offering related fees and expenses	—	3,570
Formation and offering related fees and expenses - affiliate	—	1,870
Total operating costs and expenses	463,992	120,767
Operating income	5,514	6,389
Other expenses:
Interest expense, net	167,805	86,191
Loss (gain) on extinguishment of debt, net	16,156	(7,635)
Loss on foreign currency exchange, net	19,488	14,007
Loss on investments and receivables - affiliate	16,079	—
Other expenses, net	7,362	438
Total other expenses, net	226,890	93,001
Loss before income tax benefit	(221,376)	(86,612)
Income tax benefit	(13,241)	(4,689)
Net loss	(208,135)	(81,923)
Less: Pre-acquisition net income (loss) of renewable energy facilities acquired from SunEdison	1,610	(1,498)
Less: Predecessor loss prior to the IPO on July 23, 2014	—	(10,357)
Net loss subsequent to IPO and excluding pre-acquisition net income (loss) of renewable energy facilities acquired from SunEdison	(209,745)	(70,068)
Less: Net (loss) income attributable to redeemable non-controlling interests	8,512	—
Less: Net loss attributable to non-controlling interests	(138,371)	(44,451)
Net loss attributable to Class A common stockholders	$(79,886)	$(25,617)

Weighted average number of shares:
Class A common stock - Basic and diluted	65,883	29,602
Loss per share:
Class A common stock - Basic and diluted	$(1.25)	$(0.87)

TERRAFORM POWER, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

Assets	December 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$626,595	$468,554
Restricted cash	152,586	70,545
Accounts receivable, net	103,811	32,036
Deferred financing costs, net	17,606	—
Prepaid expenses and other current assets	53,769	22,637
Total current assets	954,367	593,772
Renewable energy facilities, net	5,802,380	2,648,212
Intangible assets, net	1,246,164	361,673
Goodwill	55,874	—
Deferred financing costs, net	35,626	42,741
Deferred income taxes	—	4,606
Restricted cash	13,852	10,455
Other assets	119,960	18,964
Total assets	$8,228,223	$3,680,423
Liabilities, Non-controlling Interests and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and financing lease obligations	$2,031,937	$100,488
Accounts payable, accrued expenses and other current liabilities	150,721	83,612
Deferred revenue	15,460	24,264
Due to SunEdison, net	20,274	194,432
Total current liabilities	2,218,392	402,796
Long-term debt and financing lease obligations, less current portion	2,550,175	1,599,277
Deferred revenue, less current portion	70,492	52,214
Deferred income taxes	26,630	7,702
Asset retirement obligations	215,146	78,175
Other long-term liabilities	31,408	—
Total liabilities	5,112,243	2,140,164

Redeemable non-controlling interests	175,711	24,338
Stockholders' equity:
Class A common stock	784	387
Class B common stock	604	645
Class B1 common stock	—	58
Additional paid-in capital	1,267,484	498,256
Accumulated deficit	(104,593)	(26,317)
Accumulated other comprehensive income (loss)	22,900	(1,637)
Treasury stock	(2,436)	—
Total TerraForm Power, Inc. stockholders' equity	1,184,743	471,392
Non-controlling interests	1,755,526	1,044,529
Total non-controlling interests and stockholders' equity	2,940,269	1,515,921
Total liabilities, non-controlling interests and stockholders' equity	$8,228,223	$3,680,423

TERRAFORM POWER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(208,135)	$(81,923)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	13,125	5,787
Depreciation, accretion and amortization expense	161,310	41,280
Amortization of favorable and unfavorable rate revenue contracts, net	5,304	4,190
Loss on prepaid warranty - affiliate	45,380	—
Loss on investments and receivables - affiliate	16,079	—
Amortization of deferred financing costs and debt discounts	27,028	25,793
Recognition of deferred revenue	(9,909)	(258)
Loss (gain) on extinguishment of debt, net	16,156	(7,635)
Unrealized loss on derivatives, net	1,413	—
Unrealized loss on foreign currency exchange, net	22,343	11,920
Deferred taxes	(13,497)	(4,773)
Other, net	9,395	(9,257)
Changes in assets and liabilities:
Accounts receivable	(11,272)	(3,431)
Prepaid expenses and other current assets	12,189	22,921
Accounts payable, accrued expenses and other current liabilities	19,887	4,062
Deferred revenue	19,383	71,129
Due to SunEdison, net	—	4,422
Other, net	(1,919)	—
Net cash provided by operating activities	124,260	84,227
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(617,649)	(1,122,293)
Other investments	(8,400)	—
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(2,471,600)	(644,890)
Due to SunEdison, net	(26,153)	(56,088)
Change in restricted cash	(48,609)	23,635
Net cash used in investing activities	$(3,172,411)	$(1,799,636)

TERRAFORM POWER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(CONTINUED)

	Year Ended December 31,
	2015	2014
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	$921,610	$770,421
Change in restricted cash for principal debt service	—	1,897
Proceeds from Senior Notes due 2023	945,962	—
Proceeds from Senior Notes due 2025	300,000	—
Proceeds from Term Loan	—	575,000
Repayment of Term Loan	(573,500)	(1,500)
Proceeds from bridge loan	—	400,000
Repayment of bridge loan	—	(400,000)
Proceeds from Revolver	890,000	—
Repayment of Revolver	(235,000)	—
Borrowings of non-recourse long-term debt	1,425,033	471,923
Principal payments on non-recourse long-term debt	(515,514)	(341,191)
Due to SunEdison, net	(145,247)	199,369
Contributions from non-controlling interests	349,736	164,742
Distributions to non-controlling interests	(28,145)	(1,323)
Repurchase of non-controlling interests	(63,198)	—
Distributions to SunEdison	(58,291)	—
Net SunEdison investment	149,936	405,062
Payment of dividends	(88,705)	(7,249)
Debt prepayment premium	(6,412)	—
Debt financing fees	(59,672)	(54,060)
Net cash provided by financing activities	3,208,593	2,183,091
Net increase in cash and cash equivalents	160,442	467,682
Effect of exchange rate changes on cash and cash equivalents	(2,401)	(172)
Cash and cash equivalents at beginning of period	468,554	1,044
Cash and cash equivalents at end of period	$626,595	$468,554

Appendix Table A-1: Reg. G: TerraForm Power, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

The following table presents a reconciliation of net loss to Adjusted EBITDA:

	Quarter Ended December 31,		Year Ended December 31,
(In thousands)	2015	2014	2015	2014
Net loss	$(156,027)	$(62,826)	$(208,135)	$(81,923)
Interest expense, net	46,203	31,639	167,805	86,191
Income tax benefit	(16,083)	(620)	(13,241)	(4,689)
Depreciation, accretion and amortization expense (a)	51,321	20,280	166,614	45,470
General and administrative expenses - affiliate (b)	14,443	10,361	51,330	19,144
Stock-based compensation expense (c)	2,104	4,220	12,134	5,787
Acquisition and related costs, including affiliate (d)	23,058	9,863	55,778	15,226
Loss on prepaid warranty - affiliate (e)	45,380	—	45,380	—
Formation and offering related fees and expenses, including affiliate (f)	—	2,041	—	5,440
Unrealized loss on derivatives, net (g)	2,268	—	1,413	—
Loss (gain) on extinguishment of debt, net (h)	7,504	—	16,156	(7,635)
LAP settlement (i)	10,000	—	10,000	—
Eastern Maine Electric Cooperative litigation reserve (j)	14,000	—	14,000	—
Facility-level non-controlling interest member transaction fees (k)	1,305	11,828	4,058	11,828
Loss on foreign currency exchange, net (l)	9,733	7,093	19,488	14,007
Loss on investments and receivables - affiliate (m)	16,079	—	16,079	—
Other non-cash operating revenues (n)	(5,048)	(321)	(9,310)	(666)
Other non-operating expenses (o)	5,811	695	8,153	754
Adjusted EBITDA	$72,051	$34,253	$357,702	$108,934

________

(a)
Includes a $3.7 million and $5.3 million reduction within operating revenues, net due to net amortization of favorable and unfavorable rate revenue contracts for the three months and year ended December 31, 2015, respectively, and a $0.6 million and $4.2 million reduction within operating revenues, net during the same periods in the prior year.

(b)
General and administrative expenses - affiliate represent costs incurred by SunEdison for services provided to the Company pursuant to the MSA. In conjunction with the closing of the IPO on July 23, 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. Cash consideration paid to SunEdison for these services for the three months and year ended December 31, 2015 totaled $1.0 million and $4.0 million, respectively. There was no cash consideration paid to SunEdison for these services for the period from July 24, 2014 through December 31, 2014. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each period is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(c)
Represents stock-based compensation expense recorded within general and administrative expenses in the consolidated statements of operations. Excludes $1.0 million of stock-based compensation expense for both the three months and year ended December 31, 2015 related to equity awards in the stock of SunEdison that was allocated to the Company and recorded within general and administrative expenses - affiliate in the consolidated statement of operations.

(d)
Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the years ended December 31, 2015 and 2014 since such costs are considered to be paid for with financing sources.

(e)
In conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures and operations and maintenance labor fees in excess of budgeted amounts (not to exceed $53.9 million through 2019) for certain of our wind power plants. During the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $4.3 million. The total amount related to capital expenditures of $50.0 million was initially recognized in renewable energy facilities as a prepaid warranty as the amount was part of the consideration paid on the acquisition date. As a result of the SunEdison Bankruptcy, the Company recorded a loss of $45.4 million during the three months and year ended December 31, 2015, related to the write-off of the remaining balance of the prepaid warranty, which was net of depreciation expense of $1.9 million and capital expenditure reimbursements received of $2.7 million.

(f)
Represents Formation and offering related fees and expenses and Formation and offering related fees and expenses - affiliate reflected in the consolidated statement of operations. These fees consist of professional fees for legal, tax, and accounting services related to our IPO.

(g)	Represents the change in the fair value of commodity contracts not designated as hedges.

(h)
We recognized a net loss on extinguishment of debt of $7.5 million and $16.2 million for the three months and year ended December 31, 2015, respectively, driven by the following: i) the termination of the Term Loan and related interest rate swap, ii) the exchange of the previous revolver with a new revolving credit facility in January 2015, iii) prepayment of premium paid in conjunction with the payoff of First Wind indebtedness at the acquisition date, and iv) the refinancing of project-level indebtedness of our U.K. portfolio. These losses were partially offset by a gain resulting from the termination of financing lease obligations upon acquisition of the Duke Energy operating facility. Net gain on extinguishment of debt was $7.6 million for the year ended December 31, 2014, due primarily to the termination of financing lease obligations upon acquiring the lessor interest in the SunE Solar Fund X portfolio of solar generation facilities.

(i)
Pursuant to the Settlement Agreement, TERP made a one-time payment to LAP in the amount of $10.0 million in April 2016 in exchange for and contingent on the termination of the Arbitration against TERP. The expense incurred as a result of the one-time payment was recorded to general and administrative expenses for the three months and year ended December 31, 2015.

(j)
Represents accrued loss recorded to general and administrative expenses for the three months and year ended December 31, 2015 related to a legal judgment awarded to the Eastern Maine Electric Cooperative for breach of contract over a failed transmission line transaction related to assets acquired from First Wind.

(k)
Represents professional fees for legal, tax, and accounting services related to entering into certain tax equity financing arrangements and are not deemed representative of our core business operations.

(l)	Represents unrealized losses on the remeasurement of intercompany loans which are primarily denominated in British pounds due to the strengthening of the U.S. dollar.

(m)
As a result of the SunEdison Bankruptcy, we recognized an $11.3 million loss on investment as a result of residential project cancellations during the three months and year ended December 31, 2015. Further, we recognized an additional $4.8 million loss related to recording a bad debt reserve for outstanding receivables from debtors in the SunEdison bankruptcy during the same periods.

(n)	Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members.

(o)
Represents certain other non-cash charges or unusual or non-recurring items that we believe are not representative of our core business or future operating performance. The amount for the three months and year ended December 31, 2015 includes a $4.2 million loss on investment. The remaining amount includes miscellaneous other non-cash charges or unusual or non-recurring items.

Appendix Table A-2: Reg. G: TerraForm Power, Inc.
Reconciliation of Operating Revenues to Adjusted Revenue

Adjusted Revenue

We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Operating revenues, net to Adjusted Revenue:

	Quarter Ended December 31,		Year Ended December 31,
(In thousands)	2015	2014	2015	2014
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$ 105,654	$ 42,566	$ 469,506	$ 127,156
Unrealized loss on derivatives, net (a)	2,268	—	1,413	—
Amortization of favorable and unfavorable rate revenue contracts, net (b)	3,705	632	5,304	4,190
Other non-cash (c)	(4,404)	(67)	(9,310)	(666)
Adjusted revenue	$ 107,223	$ 43,131	$ 466,913	$ 130,680

_______

(a)	Represents the change in the fair value of commodity contracts not designated as hedges.

(b)	Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net.

(c)	Primarily represents deferred revenue recognized for the three months and year ended December 31, 2015 related to the upfront sale of investment tax credits to non-controlling interest members.